FOR IMMEDIATE RELEASE

CALVIN KLEIN, INC. ANNOUNCES TOM MURRY TO RETIRE;
VETERAN CALVIN KLEIN EXECUTIVE STEVE SHIFFMAN
TO BE ELEVATED TO CHIEF EXECUTIVE OFFICER

NEW YORK, NY, MARCH 25, 2014 – Calvin Klein, Inc., a wholly owned subsidiary of PVH Corp. [NYSE:  PVH], today announced that the company’s Chief Executive Officer, Tom Murry, will transition to the position of Executive Chairman of Calvin Klein, Inc. as of July 1, 2014, serving in an advisory role to the new Chief Executive Officer. He will retire at the end of the fiscal year. Effective July 1, 2014, Steve Shiffman, presently the President & Chief Commercial Officer of Calvin Klein, Inc., will be promoted to Chief Executive Officer.

“Tom's accomplishments at the company have been nothing short of amazing,” said Emanuel Chirico, Chairman & CEO of PVH. “Under his leadership, Calvin Klein has grown from $2.8 billion in global retail sales in 2003 to close to $8 billion in 2013, having evolved from a licensed only model to a more directly operated business. Tom was instrumental in helping PVH acquire the company back in 2002 and was a great partner working through the Warnaco acquisition and integration to date. We thank Tom for all he has done over the past 17 years and look forward to his continued leadership during the transition period ahead.”

Said Mr. Murry, “It gives me great pleasure to announce that I will be retiring as of the end of this year and, in the interim, passing the CEO title into the very capable hands of Steve Shiffman, a partner of mine at Calvin Klein for the last 7 years. The past 17 years at Calvin Klein have been an incredible experience for me, having shepherded the company through multiple transformations over the last decade. We have tremendous assets, an incredibly talented management team and corporate culture, and a strategy that resonates in the global marketplace. I felt this is the right time to accelerate our transition plans and made my decision knowing that Calvin Klein is in an excellent position and that we have the right team in place to build on our success around the world. The plan we are announcing today will provide for a smooth, seamless transition in the leadership of Calvin Klein.”

Mr. Chirico added, “Steve Shiffman is a high-energy, customer-focused leader who has delivered outstanding results in every position he has held. He has worked at PVH for over 20 years and has been a key senior executive in the transition of PVH over the last decade. With his experience and proven track record, Steve is the ideal executive to lead our business forward.”

“It is an honor to be given the opportunity to oversee one of the world’s most iconic designer brands,” said Mr. Shiffman. “This is an exciting time for Calvin Klein, as the Calvin Klein Jeans and Underwear businesses are now under one roof and the integration has progressed well. With the continued help and support of the enormously talented and passionate group of executives at the company, I intend to do everything possible to strengthen the Calvin Klein brand’s global presence and continued growth, as we move into the future. I would like to recognize Tom Murry, who has been a stellar leader for the past 17 years.  Tom is a tremendous talent and a class act, as well as a friend and a mentor. I look forward to his guidance and assistance during this transition and building on his legacy.”

Mr. Shiffman, who first joined PVH in 1992, has over three decades of retail experience and is a member of the PVH Corporate Operating Committee. He has overseen the global commercial operations of the CKI business, reporting to and working closely with Mr. Murry, with direct oversight of North America retail and e-commerce businesses, Asia-Pacific and Latin American operations, as well as Global Licensing and Creative Services. Previously, Mr. Shiffman served as Group President and Chief Operating Officer of PVH Retail, where he oversaw the Company’s retail divisions. Prior to that position, Mr. Shiffman was President and Chief Operating Officer of Calvin Klein Retail, where he was responsible for all aspects of retail apparel and the accessories business, including design, sourcing, merchandising, planning, distribution, and visual marketing. During his tenure at PVH, he has held several positions of increasing responsibility, and prior to joining PVH, Mr. Shiffman held leadership positions in buying and merchandising with Macy's.

Calvin Klein, Inc. is one of the leading fashion design and marketing studios in the world. It designs and markets women’s and men’s designer collection apparel and a range of other products that are manufactured and marketed through an extensive network of licensing agreements and other arrangements worldwide. Product lines under the various Calvin Klein brands include women’s dresses and suits, men's dress furnishings and tailored clothing, men’s and women's sportswear and bridge and collection apparel, golf apparel, jeanswear, underwear, fragrances, eyewear, women’s performance apparel, hosiery, socks, footwear, swimwear, jewelry, watches, outerwear, handbags, small leather goods, and home furnishings (including furniture). For more information, please visit calvinklein.com.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) we may be considered to be highly leveraged, and will have to use a significant portion of our cash flows to service such indebtedness, as a result of which we might not have sufficient funds to operate our businesses in the manner we intend or have operated in the past; (iii) the levels of sales of our apparel, footwear and related products, both to our wholesale customers and in our retail stores, the levels of sales of our licensees at wholesale and retail, and the extent of discounts and promotional pricing in which we and our licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by our licensors and other factors; (iv) our plans and results of operations will be affected by our ability to manage our growth and inventory, including our ability to realize benefits from our acquisition of The Warnaco Group, Inc. (“Warnaco”); (v) our operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit our ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, our ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where our products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where our or our licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into us with no substantial adverse effect on the acquired entity’s or our existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of our licensees to market successfully licensed products or to preserve the value of our brands, or their misuse of our brands; and (ix) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.

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CONTACTS:

Calvin Klein, Inc. Malcolm Carfrae EVP & Chief Communications Officer 212-292-9799 malcolmcarfrae@ck.com	PVH Corp. Dana Perlman Treasurer, SVP –Business Development & Investor Relations 212-381-3502 danaperlman@pvh.com
Jennifer Crawford SVP, Corporate Communications 212 292 9795 jennifercrawford@ck.com